EXHIBIT 10.1

                                  BILL OF SALE

         For valuable consideration, including the sum of $50,000 and a promissory note in the amount of $75,000 from Coronado Industries, Inc., hereby acknowledged as paid in hand, Leo D. Bores, an Arizona resident ("Seller"), hereby sells, transfers and assigns to Arizona Glaucoma Institute, Inc. ("Buyer") and Buyer's successors and assigns forever, the chattels and personal property described on Schedule A attached hereto and incorporated herein (the "Property").

         Buyer and Seller agree the values set forth on Schedule A are the fair market values of each item of the Property, as of the date of this Bill of Sale.

         Seller warrants to Buyer that it has good and marketable title to the Property, and that the Property is sold free of all liens, encumbrances, liabilities and adverse claims of every nature and description whatsoever.

         Seller further warrants to Buyer that it will fully defend, protect, indemnify and hold harmless Buyer and its lawful successors and assigns from any adverse claim made to the Property by all persons whomsoever.

         The Property is otherwise sold in "as is" condition and where presently located.

         IN WITNESS WHEREOF, the parties hereto have executed this Bill Of Sale, effective as of July 18, 1997.


                                /s/ Leo D. Bores
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                                    LEO D. BORES


                                ARIZONA GLAUCOMA INSTITUTE, INC.

                             By: /S/ G. Richard Smith
                                ----------------------------------
                                     G. Richard Smith, President